CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Silvergraph International, Inc. (the “Registrant”) for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James R. Simpson, Chief Executive Officer and Chief Financial Officer, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

 (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:  April 14, 2010

/s/ James R. Simpson

James R. Simpson

Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been furnished to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.